UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

Penn Octane Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24394	52-1790357
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77-530 Enfield Lane, Bldg. D Palm Desert, California	92211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 772-9080

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 19, 2006, Penn Octane Corporation (“Penn Octane”) received a written notification dated December 7, 2006 from RZB Finance LLC (“RZB”) regarding certain changes to Penn Octane’s existing credit facility (“Credit Facility”) with RZB. The changes set forth in the notification from RZB are a reduction of the total amount of credit available to Penn Octane under the Credit Facility from $20 million to $15 million (as a result of the LPG asset sale) and a requirement that Penn Octane establish a hedge account or use cash collateral of Penn Octane to secure the value of any unsold product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN OCTANE CORPORATION

By: /s/ Ian T. Bothwell

Name: Ian T. Bothwell
           Title: Acting Chief Executive Officer,
           Acting President, Vice President,
           Chief Financial Officer,
           Treasurer and Assistant Secretary
           (Principal Executive, Financial and
           Accounting Officer)

Date: December 22, 2006

3